EXHIBIT 99.1

WeTrade Group Inc. to participate in the World Internet Conference

Mr. Dai Zheng, its founder, will speak at the forum "Bridging the Digital Divide"

BEIJING, Nov. 7, 2022 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider committed to providing technical support and digital transformation tools for enterprises across different industries, today announced that the management team would participate in the 2022 World Internet Conference ("WIC") at Wuzhen Summit. As part of the "Bridging the Digital Divide" session, a speech will be delivered by the Company's founder, Dai Zheng, on "industry innovation driven by the digital economy."

The 2022 World Internet Conference at Wuzhen Summit is scheduled to take place from November 9 to 11, in Wuzhen, Zhejiang province, with the theme "Towards a Shared Digital Future in a Connected World - Building a Community with a Shared Future in Cyberspace."

The World Internet Conference Wuzhen Summit, or the first annual meeting of the WIC International Organization, will be held both online and offline in 2022. Nearly 2,000 representatives from over 120 countries and regions will gather to share and exchange ideas. These representatives are from governments, international organizations, industry associations, global internet enterprises, universities, and research institutes.

There will be 20 subforums within the WIC that focus on hot spots in global cyberspace, which include cooperation and development, technology and industry, culture and society, and governance and security.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The three main business segments of the Company are YCloud, WTPay and Y-Health.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business. Customers can use WTpay for global acquiring business, global store opening, global payment collection, international banking, global remittance and currency exchange.

Under its global public health business sector Y-Health, the Company engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group Inc.

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